GREAT AMERICAN COMMUNICATIONS COMPANY

                     Offer for all Outstanding

          9 % Series A Senior Subordinated Notes Due 2004

                          in Exchange for

          9 % Series B Senior Subordinated Notes Due 2004


   To:    Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees:

     Great American Communications Company (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated June ___, 1994 (the "Prospec-tus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 9 % Series B Senior Subordinated Notes Due 2004 for its outstand-ing 9 % Series A Senior Subordinated Notes Due 2004 (the "Series A Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Agreement dated as of February 18, 1994, among the Company and the other signatories thereto.

     We are requesting that you contact your clients for whom you hold Series A Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Series A Notes registered in your name or in the name of your nominee, or who hold Series A Notes registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated June ____, 1994;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Series A Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined in below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Series A Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5.   Guidelines for Certification of Taxpayer Identification
   Number on Substitute Form W-9; and

     6.   Return  envelopes  addressed  to   Securities  Transfer
   Company, the Exchange Agent for the Series A Notes.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., Eastern Time, on June ___, 1994, unless extended by the Company (the "Expiration Date"). The Series A Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile there-of), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Series A Notes should be deliv-ered to the Exchange Agent, all in accordance with the in-structions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Series A Notes wish to tender, but it is impracticable for them to forward their certificates for Series A Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guar-anteed delivery procedures described in the Prospectus under "The Exchange Offer-Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and neces-sary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Series A Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Series A Notes pursuant to the Exchange Offer, except as set forth in In-struction 6 of the Letter of Transmittal.

     Any inquiries  you  may have  with respect  to the  Exchange
   Offer, or requests for additional copies of the enclosed materials, should be directed to Securities Transfer Company, the Exchange Agent for the Series A Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                   Very truly yours,

                                   Great  American Communications
   Company


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCU-MENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

   Enclosures